Exhibit 99.1

                                                RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contacts:                                            Investors/Media:
Dave Koeninger                                       Nick Laudico/Jason Rando
Chief Financial Officer                              The Ruth Group
Radiation Therapy Services, Inc.                     646-536-7030/7025
239-931-7282                                         nlaudico@theruthgroup.com
dkoeninger@rtsx.com                                  jrando@theruthgroup.com

         RADIATION THERAPY SERVICES ADDS ECONOMIC POLICY EXPERT THROUGH
                       ACQUISITION OF CALIFORNIA FACILITY

         - ACQUISITION PROVIDES ENTRANCE INTO LOS ANGELES LOCAL MARKET -

FORT MYERS, FL, APRIL 27, 2006 -- Radiation Therapy Services, Inc. (Nasdaq:
RTSX), a leading operator of radiation therapy centers, announced today that it has acquired a single radiation therapy treatment facility in Santa Monica, California for approximately $11 million in cash and the assumption of $0.9 million in debt. The acquisition provides the Company with an entrance into the Los Angeles local market and is its second local market in Southern California.

The facility currently has an Intensity Modulated Radiation Therapy (IMRT) program and other advanced technologies in place and presently treats approximately 40 patients per day. The facility generates annual global revenues of approximately $6 million. Radiation Therapy will begin operating the facility on May 1, 2006.

In conjunction with the acquisition, Dr. Michael Steinberg, Healthcare Policy and Economics Council Chair, American Society of Therapeutic Radiology and Oncology (ASTRO) and partial owner of the Santa Monica facility, joins the Company as Senior Vice President. Over the past 15 years, Dr. Steinberg has been instrumental in providing meaningful input into critical health policy and economic issues on behalf of patients and the specialty through his various leadership roles in radiation oncology.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "We are pleased to have this opportunity to enter the Los Angeles local market and broaden our presence in Southern California. We are particularly excited about the addition of Dr. Steinberg to our management team. Dr. Steinberg's efforts at ASTRO have been imperative in developing effective assessment programs for the evaluation of new and emerging technologies, such as IMRT and IGRT, which appropriately measure their economics in various treatment settings. He has also been a key constituent in facilitating active discussions among various groups in the radiation oncology industry with governmental and healthcare economic policy organizations to help ensure proper evaluation of these important technologies and their impact on patient care. We believe Dr. Steinberg will play an important role in our efforts to ensure appropriate reimbursement of our advanced services to patients."

ABOUT RADIATION THERAPY SERVICES
--------------------------------

Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 70 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

                                      # # #